Exhibit 99.1

Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Chuck Hunter, CEO (760) 448 — 9700 xenonics@xenonics.com
Xenonics Reports First Quarter Net Income
Of $312,000 As Revenue Increased to $3.56 Million
CARLSBAD, CALIFORNIA — February 13, 2008 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in high-intensity illumination and high-definition night vision technologies, announced today that net income for the first quarter of fiscal 2008 ended December 31, 2007 increased to $312,000, or $0.02 per basic share and $0.01 per diluted share, compared to a net loss for the first quarter of fiscal 2007 of $406,000, or $0.02 per basic and diluted share. Revenue increased to $3,561,000 for this year’s first quarter compared to $916,000 for the same period last year.
“We are pleased with our first quarter performance, which was driven primarily by shipments of our NightHunter devices to a variety of customers in the defense industry,” said CEO Chuck Hunter.
“Our program to build awareness and stimulate demand for our SuperVision high-definition night vision device in police and public safety markets also has gained traction. Formal evaluations of SuperVision are underway by a number of potentially important customers. Feedback regarding SuperVision’s performance and affordability has been uniformly positive and enthusiastic, confirming our view that our device offers a value proposition that is unmatched by any other night vision system available today.
“SuperVision generated intense activity at our booth at the recent SHOT Show in Las Vegas, the largest and most comprehensive trade show for all professionals involved with the shooting sports and hunting industries as well as military and law enforcement. We unveiled three new SuperVision products at the show — SuperVision IR Illuminator, SuperVision Tactical Package, and SuperVision Long Range Surveillance Package. We are optimistic that our growing SuperVision product family will contribute significantly to our sales in fiscal 2008,” Hunter said.
“We also have expanded our NightHunter product line with the addition of the NightHunter 3 and the NightHunter Tactical Illumination Snyper. The NightHunter 3 recently went into testing with the U.S. Army as part of formal evaluation of the Crew Serve Weapons Light (CSWL) program. The Snyper Modular Weapons Light (MWL) also went into testing as part of the U.S. Army’s Weapons Mountable Light program. These systems have already captured the interest of several other customers both domestically and internationally,” Hunter added.
“As we have stated previously, acquisitions are an integral part of our long-term growth strategy, and we are actively evaluating several acquisition opportunities with the potential to increase shareholder value. We recently engaged Bryant Park Capital, Inc., a New York-based investment bank, to support our acquisition program. With its many years of successful strategic advisory and M&A experience, Bryant Park Capital provides us with the professional resources we need to move this program forward successfully,” Hunter concluded.
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2236 Rutherford Road Suite 123 Carlsbad, CA 92008
(760) 448 9700 fax (760) 438 1184 www.xenonics.com email xenonics@xenonics.com

Xenonics Reports First Quarter Net Income Of $312,000 Versus a Loss of $406,000
February 13, 2008
Page Two
Gross profit for this year’s first quarter was 49% of revenue. This is not directly comparable to gross profit of 78% of revenue for the first quarter of fiscal 2007, which was positively affected by sales of NightHunter II devices from what was previously identified as excess inventory. All excess NightHunter II inventory had been shipped to customers as of June 30, 2007.
At December 31, 2007, Xenonics reported working capital of $4,939,000 and a current ratio of 5.7-to-1. This compares to working capital of $4,527,000 and a current ratio of 4.9-to-1 at September 30, 2007. Reflecting the increase in sales, accounts receivable increased to $3,326,000 for this year’s first quarter from $305,000 at September 30, 2007, the majority of which have now been collected, and inventories decreased to $1,924,000 from $2,635,000. Xenonics has no debt.
Conference Call
Xenonics has scheduled a conference call at 11:00 a.m. EST this morning to discuss its results for the quarter. The dial in number is (866) 825-1692 (international dial in number is (617) 213-8059), and the passcode is 36060724. A simultaneous webcast of the conference call can be accessed from the Investor Relations link at www.xenonics.com. A replay will be available after 1:00 p.m. EST at this same Internet addresses. For a telephone replay, dial (888) 286-8010 (international dial in number is (617) 801-6888), passcode 68677368, after 1:00 p.m. EST.
About Xenonics
Xenonics Holdings, Inc. (AMEX:XNN) develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
(tables attached)

XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31,
	2007	2006
Rounded in thousands, except per share amounts	(unaudited)
Revenues	$3,561,000	$916,000

Cost of goods sold	1,806,000	202,000

Gross profit	1,755,000	714,000

Selling, general and administrative	1,317,000	974,000
Engineering, research and development	139,000	159,000

Income (loss) from operations	299,000	(419,000)

Other income/(expense):
Interest income	13,000	14,000
Interest expense	—	(1,000)

Income (loss) before provision for income taxes	312,000	(406,000)

Income tax provision	—	—

Net income (loss)	$312,000	$(406,000)

Net income (loss) per share:
Basic	$0.02	$(0.02)

Fully-diluted	$0.01	$(0.02)

Weighted average shares outstanding:
Basic	19,839,000	16,875,000

Fully-diluted	20,997,000	16,875,000

XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2007	2007
rounded in thousands, except par value	(unaudited)
Assets
Current Assets:
Cash	$334,000	$2,388,000
Accounts receivable, net	3,326,000	305,000
Inventories	1,924,000	2,635,000
Other current assets	409,000	365,000

Total Current Assets	5,993,000	5,693,000

Equipment, furniture and fixtures, net	202,000	215,000

Total Assets	$6,195,000	$5,908,000

Liabilities and Shareholders’ Equity

Current Liabilities:
Accounts payable	$772,000	$892,000
Accrued expenses	105,000	123,000
Accrued payroll and related taxes	178,000	151,000

Total Current Liabilities	1,055,000	1,166,000

Shareholders’ Equity:
Preferred shares, 0.001 par value, 5,000 shares authorized, 0 shares issued and outstanding	—	—
Common shares, 0.001 par value, 50,000 shares authorized at December 31, 2007 and September 30, 2007; 19,952,000 shares issued as of December 31, 2007 and September 30, 2007; 19,839,000 shares outstanding as of December 31,2007 and September 30, 2007	20,000	20,000
Additional paid-in capital	23,427,000	23,341,000
Accumulated deficit	(18,001,000)	(18,313,000)

	5,446,000	5,048,000

Less treasury stock, at cost, 113,000 shares at December 31, 2007 and September 30, 2007	(306,000)	(306,000)

Total Shareholders’ Equity	5,140,000	4,742,000

Total Liabilities and Shareholders’ Equity	$6,195,000	$5,908,000